      As filed with the Securities and Exchange Commission on July 10, 1999
                                                     Registration No. 333-81583

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                            72-1133047
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)
              363 N. SAM HOUSTON PARKWAY E.,                                             TERRY W. RATHERT
                       SUITE 2020                                                   VICE PRESIDENT-PLANNING AND
                  HOUSTON, TEXAS  77060                                             ADMINISTRATION AND SECRETARY
                    (281) 847-6000                                                 363 N. SAM HOUSTON PARKWAY E.,
     (Address, including zip code, and telephone number,                                    SUITE 2020
including area code, of registrant's principal executive offices)                      HOUSTON, TEXAS  77060
                                                                                          (281) 847-6000
                                                                          (Name, address, including zip code, and telephone
                                                                          number, including area code, of agent for service)

                                    Copy to:
                                JAMES H. WILSON
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)
                          ---------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


     This registration statement consists of two separate prospectuses covering registration of the offering, issuance and sale of:

         (1) debt securities, preferred stock, depositary shares, common stock and securities warrants of Newfield Exploration Company; and

         (2) common stock of Newfield Exploration Company that may be issued and sold under a sales agency agreement that Newfield Exploration Company will enter into with PaineWebber Incorporated.


                                      (i)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy those securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 10, 1999

PROSPECTUS


Newfield Exploration Company
363 N. Sam Houston Parkway E.,
Suite 2020
Houston, Texas  77060
(281) 847-6000




                                DEBT SECURITIES

                                PREFERRED STOCK

                               DEPOSITARY SHARES

                                  COMMON STOCK

                              SECURITIES WARRANTS





     --------------------------------------------------------------------



We may offer and sell the securities listed above with an aggregate offering price up to $275 million in connection with this prospectus. We will provide specific terms of these offerings and securities in supplements to this prospectus.


YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.



     --------------------------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




This prospectus is dated                             , 1999.

                               TABLE OF CONTENTS

                                                                        PAGE

ABOUT THIS PROSPECTUS.....................................................2

WHERE YOU CAN FIND
     MORE INFORMATION.....................................................2

CAUTIONARY STATEMENT ABOUT
     FORWARD-LOOKING STATEMENTS...........................................3

THE COMPANY...............................................................3

USE OF PROCEEDS...........................................................4

RATIOS OF EARNINGS TO
     FIXED CHARGES........................................................4

DESCRIPTION OF DEBT SECURITIES............................................4

DESCRIPTION OF CAPITAL STOCK..............................................9

DESCRIPTION OF DEPOSITARY
     SHARES..............................................................14

DESCRIPTION OF
     SECURITIES WARRANTS.................................................16

PLAN OF DISTRIBUTION.....................................................17

LEGAL MATTERS............................................................18

EXPERTS..................................................................18

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $275 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities to be sold. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by our company in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.

                               WHERE YOU CAN FIND
                                MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "NFX." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 30 Broad Street, New York, New
York 10005.

     The SEC allows our company to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or until we terminate this offering:

     o   Our Annual Report on Form 10-K for the year ended December 31, 1998;

     o   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
         1999;

     o   Our Current Report on Form 8-K, filed on February 18, 1999;

     o The description of our common stock contained in our Form 8-A filed on November 4, 1993; and

     o The description of our preferred share purchase rights contained in our Form 8-A filed on February 18, 1999.

     You may request a copy of these filings at no cost, by writing our company at the following address or telephoning our company at the following number:

         Newfield Exploration Company
         Attention:  James P. Ulm, II
         363 N. Sam Houston Parkway E.,
         Suite 2020
         Houston, Texas 77060
         (281) 847-6000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                           CAUTIONARY STATEMENT ABOUT
                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors.

     Although we believe that the expectations reflected in such forward-looking statements are reasonable, any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results for a number of reasons, including:

     o   drilling results;

     o   oil and gas prices;

     o   industry conditions;

     o   the prices of goods and services;

     o   the availability of drilling rigs and other support services; and

     o   the availability of capital resources.

     The information contained in this prospectus, and the documents incorporated by reference into this prospectus, identify additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

     All forward-looking statements attributable to our company are expressly qualified in their entirety by this cautionary statement.

                                  THE COMPANY


     Newfield Exploration Company is an independent oil and gas company. We are engaged in the exploration, development and acquisition of oil and gas properties located primarily in the Gulf of Mexico. We discovered and acquired our first oil and gas reserves in 1990 and have grown rapidly since that time. At December 31, 1998, we had proved reserves equal to the equivalent of 513 billion cubic feet of natural gas. At such date, approximately 82% of our proved reserves were natural gas and approximately 93% were proved developed.


     Our strategy is to continue to expand our reserve base and increase our cash flow through exploration and the acquisition and exploitation of proved properties. We emphasize the following elements in implementing this strategy:

     o   Reserve growth through exploratory drilling of a balanced portfolio;

     o Balance between exploration and acquisition and exploitation of proved properties;

     o   Geographic focus;

     o   Control of operations and costs;

     o   Use of 3-D seismic and other advanced technology; and

     o   Equity ownership and other incentives to retain and attract employees.

     Our principal executive offices are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060, and our telephone number at our offices is (281) 847-6000.

                                USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

                             RATIOS OF EARNINGS TO
                                 FIXED CHARGES

     The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.



                                                            THREE
                                                            MONTHS
                                                             ENDED
                            YEAR ENDED DECEMBER 31,         MAR. 31,
                      -----------------------------------   --------
                      1994     1995    1996   1997   1998     1999
                      -----------------------------------   --------

Ratio of earnings to
fixed charges........ 31.2x   24.1x   28.3x   9.5x    (1)    0.9x(2)

Ratio of earnings to
fixed charges plus
dividends............ 31.2x   24.1x   28.3x   9.5x    (1)    0.9x(2)

---------------
(1) The Company had a loss for the year ended December 31, 1998 for purposes of computing these ratios. Earnings for such year were insufficient to cover fixed charges by approximately $88.4 million.

(2) Earnings for the three months ended March 31, 1999 were insufficient to cover fixed charges by approximately $0.1 million.

     For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends: (1) earnings consist of income before income taxes plus fixed charges, excluding capitalized interest, and (2) fixed charges consist of interest expense and the estimated interest component of rent expense. There were no dividends paid or accrued during the periods presented above.

                         DESCRIPTION OF DEBT SECURITIES

     Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities").

     The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between our company and a U.S. banking institution (a "Trustee"). The Trustee for each series of Debt Securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

     We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

     The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "--Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

     A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms related to the offering, including the price or prices at which the Debt Securities to be offered will be issued. These terms will include some or all of the following:

     o   the title of the Debt Securities;

     o whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

     o   the total principal amount of the Debt Securities;

     o the dates on which the principal of the Debt Securities will be payable;

     o the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

     o   the places where payments on the Debt Securities will be payable;

     o any terms upon which the Debt Securities may be redeemed at our option;

     o any sinking fund or other provisions that would obligate our company to repurchase or otherwise redeem the Debt Securities;

     o   whether the Debt Securities are defeasible;

     o   any addition to or change in the Events of Default;

     o if convertible into our common stock or any of our other securities, the terms on which such Debt Securities are convertible;

     o   any addition to or change in the covenants in the applicable
         Indenture; and

     o any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301)

     The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

     If so provided in the applicable prospectus supplement, we may issue the Debt Securities at a discount below their principal amount and pay less than the entire principal amount of the Debt Securities upon declaration of acceleration of their maturity ("Original Issue Discount Securities"). The applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.

SENIOR DEBT SECURITIES

     The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities will generally be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including any Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

     o the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

     o the applicability and effect of such provisions in the event of specified defaults with respect to Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     o the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.


     The failure to make any payment on any of the Subordinated Debt Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default under the Subordinated Debt Securities.

CONVERSION RIGHTS

     The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof. (Section 302)

     Subject to the terms of the applicable Indenture and the limitations applicable to global securities, Debt Securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for such purpose, without the payment of any service charge except for any tax or governmental charge. (Sections 305 and 1002)

GLOBAL SECURITIES

     The Debt Securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.

     No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

     o   the depositary is unwilling or unable to continue as depositary;

     o   an Event of Default has occurred and is continuing; or

     o   as otherwise provided in a prospectus supplement.

     Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.
(Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal interest and any premium on the Debt Securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indenture or any prospectus supplement. (Sections 1002 and
1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

     o the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

     o immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     o any other conditions specified in the applicable prospectus supplement are met. (Section 801)

EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default ("Event of Default") under the
Indentures:

     o failure to pay principal or premium on any Debt Security of that series when due;

     o failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

     o failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

     o failure to perform any other covenant or the breach of any warranty in the Indenture for 90 days after being given written notice;

     o certain events of bankruptcy, insolvency or reorganization affecting us; and

     o any other Event of Default included in the applicable Indenture or supplemental indenture. (Section 501)

     If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or, such portion of the principal amount of such Debt Securities, as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can rescind the acceleration. (Section 502)

     Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders, unless the holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     The holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture, unless:

     o the holder has given written notice to the Trustee of an Event of Default;

     o the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

     o the Trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

     Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

     We will be required to furnish to each Trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture. (Section 1004)

MODIFICATION AND WAIVER

     Under each Indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

DEFEASANCE AND COVENANT DEFEASANCE

     If, and to the extent, indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the Indentures, relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

     Defeasance and Discharge. The Indentures provide that, upon the exercise of our option (if any), we will be discharged from all our obligations with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

     Defeasance of Certain Covenants. The Indentures provide that, upon the exercise of our option (if any), we may omit to comply with certain restrictive covenants described in an applicable prospectus supplement, the occurrence of certain Events of Default as described in an applicable prospectus supplement will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement. (Sections 1303 and 1304)

NOTICES

     Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

TITLE

     We, the Trustees and any agent of ours or a Trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes.
(Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.
(Section 112)

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to our certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of May 31, 1999, we had 41,128,034 shares of common stock outstanding, and no shares of preferred stock outstanding.

COMMON STOCK

     Our common stockholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common stockholders. Our common stockholders do not have cumulative voting rights.

     Our common stockholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common stockholders do not have any preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

     The following summary describes certain general terms of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

     o the series, the number of shares offered and the liquidation value of the preferred stock;

     o   the price at which the preferred stock will be issued;

     o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     o the liquidation preference of the preferred stock; o the voting rights of the preferred stock;

     o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

     o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     Our certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

     o   voting powers;

     o   designations;

     o   preferences;

     o   dividend rights;

     o   dividend rates;

     o   terms of redemption;

     o   redemption process;

     o   conversion rights; and

     o any other terms permitted to be established by our certificate of incorporation and by applicable law.

     The preferred stock will, when issued, be fully paid and non-assessable.

ANTI-TAKEOVER PROVISIONS

     Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     Stockholder Action by Written Consent. Under the Delaware General Corporation Law, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation and bylaws provide that stockholder action may be taken in writing by the consent of holders of not less than 66 2/3% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 2/3% or more of the outstanding shares entitled to vote.

     Supermajority Vote Required for Certain Transactions. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock is required to approve any merger or consolidation of our company or any sale or transfer of all or substantially all of our assets.

     Blank Check Preferred Stock. Our certificate of incorporation authorizes blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

     Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder (i.e., a person who owns 15% or more of our outstanding voting stock) from engaging in certain business combinations with our company for three years following the date that the person become an interested stockholder. These restrictions do not apply if:

     o before the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

     o upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced; or

     o following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     These restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement of certain extraordinary transactions involving our company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or goes unopposed by a majority of our directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.


     Stockholders Rights Agreement. Our board of directors has adopted a stockholders rights agreement. Under the rights agreement, each right entitles the registered holder under the circumstances described below to purchase from our company one one-thousandth of a share of our Junior Participating Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $85 per one one-thousandth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.


     Until the distribution date, the rights attach to all common stock certificates representing outstanding shares. No separate right certificate will be distributed. A right is issued for each share of common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of

o 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting stock; or

o 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding voting stock.

     Until the distribution date or the earlier of redemption or expiration of the rights, the rights will be evidenced by the certificates representing the common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on February 22, 2009, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

     If a person or group acquires 20% or more of our voting stock, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-thousandths of a preferred share, that at the time of such acquisition has a market value of two times the purchase price of the right.

     If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the purchase price of the right.

     The dividend and liquidation rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-thousandth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of
(a) $1.00 in cash, or (b) 1,000 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $1,000 per share, or (b) 1,000 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole preferred share will be entitled to 1,000 times the amount received per share of common stock. Each whole preferred share will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders, and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     The purchase price and the number of one one-thousandths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

     At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting stock and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting stock, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at an exchange ratio of one share of common stock, or one one-thousandth of a preferred share, for each two shares of common stock for which each right is then exercisable, subject to adjustment.

     At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of our officers and directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

     o for any breach of the officer's or director's duty of loyalty to our company or our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law; or

     o for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted our company and our stockholders. Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue, nor to recover monetary damages, under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar for the common stock is ChaseMellon Shareholder Services L.L.C.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of the deposit agreement and the depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If the depositary determines, however, that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or our company only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The depositary will forward to holders of depositary receipts all reports and communications from our company that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither the depositary nor our company will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and our company under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering notice to our company of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

                           DESCRIPTION OF SECURITIES
                                    WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares, common stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as an agent of our company in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

     The following summary of certain provisions of the securities warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the securities warrant agreements.

     Reference is made to the prospectus supplement relating to the particular issue of securities warrants offered thereby for the terms of and information relating to such securities warrants, including, where applicable:

     o the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

     o the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

     o the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

     o the designation and number of units of other securities purchasable upon the exercise of securities warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

     o the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

     o United States federal income tax consequences applicable to such securities warrants;

     o the amount of securities warrants outstanding as of the most recent practicable date; and

     o   any other terms of such securities warrants.

Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

     Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, depositary shares, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in the prospectus supplement relating to such securities warrants.

     Prior to the exercise of any securities warrants to purchase debt securities, preferred stock, depositary shares, common stock or other securities, holders of such securities warrants will not have any of the rights of holders of debt securities, preferred stock, depositary shares, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, depositary shares or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities:

     o   through underwriters or dealers;

     o   through agents; or

     o directly to one or more purchasers, including existing stockholders in a rights offering.

BY UNDERWRITERS

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in the prospectus supplement the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re- allowed or paid to dealers may be changed from time to time.

BY AGENTS

     Offered securities may also be sold through agents designated by us. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

DIRECT SALES; RIGHTS OFFERINGS

     Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our securityholders.

DELAYED DELIVERY ARRANGEMENTS

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from our company and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, our company or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The audited financial statements included in our annual report on Form 10-K for the year ended December 31, 1998 are incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     Certain information included or incorporated by reference in this prospectus relating to our proved oil and gas reserves and future net cash flows therefrom is derived from estimates prepared by Ryder Scott Company, Petroleum Engineers, and is incorporated by reference herein in reliance upon such firm as experts with respect to such matters.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy those securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 10, 1999


PROSPECTUS


                                2,500,000 SHARES


                          Newfield Exploration Company


                                  COMMON STOCK


                                ---------------



       We intend to enter into a sales agency agreement with PaineWebber Incorporated relating to the shares of common stock offered by this prospectus. In accordance with the terms of the proposed sales agency agreement, we may offer and sell up to 2,500,000 shares of our common stock from time to time through PaineWebber, as our exclusive sales agent. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange. Our common stock is listed on the New York Stock Exchange under the symbol "NFX". On July 8, 1999, the last reported sales price of our common stock on the New York Stock Exchange was $28 13/16 per share. No more than 1,500,000 shares of common stock will be issued and sold under the sales agency agreement in any consecutive 12-month period.


       PaineWebber will be entitled to a commission equal to 3.0% of the gross sales price per share for the first 1,000,000 shares sold under the sales agency agreement and 2.5% of the gross sales price per share for the next 1,500,000 shares sold under the agreement.


       See "Risk Factors" beginning on page E-4 for factors you should consider before buying shares of common stock.


                                ---------------


       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                ---------------


                            PaineWebber Incorporated


                                ---------------

                     This prospectus is dated            , 1999.

                               TABLE OF CONTENTS


                                                              Page

ABOUT THIS PROSPECTUS..........................................E-2

WHERE YOU CAN FIND
     MORE INFORMATION..........................................E-2

CAUTIONARY STATEMENT ABOUT
     FORWARD-LOOKING
     STATEMENTS................................................E-3

THE COMPANY....................................................E-3

RISK FACTORS...................................................E-4

USE OF PROCEEDS................................................E-9

DESCRIPTION OF CAPITAL STOCK...................................E-9

PLAN OF DISTRIBUTION..........................................E-13

LEGAL MATTERS.................................................E-15

EXPERTS.......................................................E-15


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell the shares of common stock described in this prospectus from time to time. This prospectus provides you with a general description of the common stock we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by our company in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.

                               WHERE YOU CAN FIND
                                MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "NFX." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 30 Broad Street, New York, New
York 10005.

     The SEC allows our company to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the common stock offered by this prospectus or until we terminate this offering:

     o   Our Annual Report on Form 10-K for the year ended December 31, 1998;

     o   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
         1999;

     o   Our Current Report on Form 8-K, filed on February 18, 1999;

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


     o The description of our common stock contained in our Form 8-A filed on November 4, 1993; and

     o The description of our preferred share purchase rights contained in our Form 8-A filed on February 18, 1999.

     You may request a copy of these filings at no cost, by writing our company at the following address or telephoning our company at the following number:

         Newfield Exploration Company
         Attention:  James P. Ulm, II
         363 N. Sam Houston Parkway E.,
         Suite 2020
         Houston, Texas 77060
         (281) 847-6000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of this common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                           CAUTIONARY STATEMENT ABOUT
                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors.

     Although we believe that the expectations reflected in such forward-looking statements are reasonable, any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results for a number of reasons, including:

     o   drilling results;

     o   oil and gas prices;

     o   industry conditions;

     o   the prices of goods and services;

     o   the availability of drilling rigs and other support services; and

     o   the availability of capital resources.

     The information contained in this prospectus, and the documents incorporated by reference into this prospectus, identify additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

     All forward-looking statements attributable to our company are expressly qualified in their entirety by this cautionary statement.

                                  THE COMPANY


     Newfield Exploration Company is an independent oil and gas company. We are engaged in the exploration, development and acquisition of oil and gas properties located primarily in the Gulf of Mexico. We discovered and acquired our first oil and gas reserves in 1990 and have grown rapidly since that time. At December 31, 1998, we had proved reserves equal to the equivalent of 513 billion cubic feet of natural gas. At such date, approximately 82% of our proved reserves were natural gas and approximately 93% were proved developed.


     Our strategy is to continue to expand our reserve base and increase our cash flow through exploration and the acquisition and exploitation of proved properties. We emphasize the following elements in implementing this strategy:

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


     o   Reserve growth through exploratory drilling of a balanced portfolio;

     o Balance between exploration and acquisition and exploitation of proved properties;

     o   Geographic focus;

     o   Control of operations and costs;

     o   Use of 3-D seismic and other advanced technology; and

     o   Equity ownership and other incentives to retain and attract employees.

     Our principal executive offices are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060, and our telephone number at our offices is (281) 847-6000.



                                  RISK FACTORS

         You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock.

OIL AND GAS PRICES FLUCTUATE WIDELY, AND LOW PRICES FOR AN EXTENDED PERIOD OF TIME ARE LIKELY TO HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

         Our revenues, profitability and future growth depend substantially on prevailing prices for oil and gas. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. The amount we can borrow under our credit facility is subject to periodic redeterminations based in part on changing expectations of future prices. Lower prices may also reduce the amount of oil and gas that we can economically produce.

         Prices for oil and gas fluctuate widely. For example, oil and gas prices declined significantly in 1998 and, for an extended period of time, remained substantially below prices that had been received in recent years. Among the factors that can cause fluctuations are:

         o        the domestic and foreign supply of oil and natural gas;
         o        the price of foreign imports;
         o        world-wide economic conditions;
         o        political conditions in oil and gas producing regions;
         o        the level of consumer demand;
         o        weather conditions;
         o        domestic and foreign governmental regulations; and
         o        the price and availability of alternative fuels.


         We use hedging transactions with respect to a portion of our oil and gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use may also limit future revenues from price increases. Please see our most recently filed annual report on Form 10-K or quarterly report on Form 10-Q for a more detailed discussion of our hedging program.

OUR FUTURE SUCCESS DEPENDS UPON OUR ABILITY TO REPLACE RESERVES THAT WE HAVE PRODUCED.

         Our future success depends upon our ability to find, develop and acquire oil and gas reserves that are economically recoverable. As is generally the case in the Gulf Coast region, our producing properties usually have high initial production rates, followed by steep declines in production. As of December 31, 1998, our proved reserves, if produced constantly at the then current rate of production, would produce for approximately five years. As a result, we must locate and develop or acquire new oil and gas reserves to replace those being depleted by production. We must do this even during periods of low oil and gas prices when it is difficult to raise the capital necessary to finance these activities. Without successful exploration or acquisition activities, our reserves, production and revenues will decline rapidly. We cannot assure you that we will be able to find and develop or acquire additional reserves at an acceptable cost.


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

SUBSTANTIAL CAPITAL IS REQUIRED TO REPLACE AND GROW RESERVES.

         We make, and will continue to make, substantial expenditures for the development, exploration, acquisition and production of oil and natural gas reserves. We made capital expenditures, including exploration expense, of $253 million during 1997 and $311 million during 1998. We plan to make capital expenditures, including exploration expense but not including expenditures for future acquisitions, of $150 million in 1999. We believe that we will have sufficient cash provided by operating activities and borrowings under our credit facility to fund planned capital expenditures in 1999 and 2000. If, however, lower oil and gas prices or operating difficulties result in our cash flow from operations being less than expected or limit our ability to borrow under our credit facility, we may be unable to expend the capital necessary to undertake or complete our drilling program unless we raise additional funds through debt or equity financings. We cannot assure you that debt or equity financing, cash generated by operations or borrowing capacity will be available to meet these requirements.

IF OIL AND GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE ADDITIONAL
WRITEDOWNS.

         There is a risk that we will be required to writedown the carrying value of our oil and gas properties when oil and gas prices are low or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration results.

         We capitalize the costs to acquire, explore for and develop our oil and gas properties. Under the full cost accounting method we use, the net capitalized costs of our oil and gas properties may not exceed the present value of estimated future net cash flows from proved reserves, using constant oil and gas prices and a 10% discount factor, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of our oil and gas properties exceed this limit, we must charge the amount of this excess to earnings. This type of charge will not affect our cash flow from operating activities, but it will reduce the book value of our stockholders' equity. We review the carrying value of our properties quarterly, based on prices in effect as of the end of each quarter or as of the time of reporting our results. Once incurred, a writedown of oil and gas properties is not reversible at a later date even if oil or gas prices increase.

         Primarily because of low oil and gas prices, we recorded a writedown of the carrying value of our properties for the year ended December 31, 1998 in the amount of $105 million. Although the prices of oil and gas have recently recovered, they are still low by historic standards, and we cannot assure you that we will not be required to take additional writedowns in future periods.

RESERVE ESTIMATES ARE INHERENTLY UNCERTAIN AND DEPEND UPON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE.


         Estimating accumulations of oil and gas is complex and is not an exact science because of the numerous uncertainties inherent in the process. The process relies upon interpretations of available geologic, geophysic, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:


o        the quality and quantity of available data;
o        the interpretation of that data;
o        the accuracy of various mandated economic assumptions; and
o        the judgement of the persons preparing the estimate.

Our proved reserve information incorporated by reference in this prospectus is based upon estimates we prepared. Estimates prepared by others might differ materially from our estimates.


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

         Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and gas prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

         You should not assume that the present value of future net cash flows incorporated by reference in this prospectus is the current market value of our estimated proved oil and gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

WE MAY BE SUBJECT TO RISKS IN CONNECTION WITH FUTURE ACQUISITIONS.

         The successful acquisition of producing properties requires an assessment of several factors, including:


         o        recoverable reserves;
         o        future oil and gas prices;
         o        operating costs; and
         o        potential environmental and other
                  liabilities.

         The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices, which usually includes on-site inspections and the review of reports filed with the Minerals Management Service for environmental compliance. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every platform or well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are generally not entitled to contractual indemnification for environmental liabilities and acquire structures on a property on an "as is" basis.

COMPETITIVE INDUSTRY CONDITIONS MAY NEGATIVELY AFFECT OUR ABILITY TO CONDUCT OPERATIONS.

         Competition in the oil and gas industry is intense, particularly with respect to the acquisition of producing properties and proved undeveloped acreage. Major and independent oil and gas companies actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop these properties. Many of our competitors have financial resources and exploration and development budgets that are substantially greater than ours, which may adversely affect our ability to compete with these companies.


EXPLORATION AND DEVELOPMENT DRILLING IS A HIGH-RISK ACTIVITY.

         Our future success will depend on the success of our exploration and development drilling programs. In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, we often are uncertain as to the future cost or timing of drilling, completing and producing wells. Furthermore, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

         o        unexpected drilling conditions;
         o        pressure or irregularities in formations;
         o        equipment failures or accidents;
         o        adverse weather conditions;
         o        compliance with governmental requirements; and
         o shortages or delays in the availability of drilling rigs and the delivery of equipment.

THE OIL AND GAS BUSINESS INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES; INSURANCE MAY NOT PROTECT OUR COMPANY AGAINST ALL THESE RISKS.

         The oil and gas business involves a variety of operating risks, including:

         o        fires;
         o        explosions;
         o        blow-outs;
         o uncontrollable flows of oil, gas, formation water or drilling fluids;
         o        natural disasters;
         o        pipe or cement failures;
         o        casing collapses;
         o        embedded oilfield drilling and service tools;
         o        abnormally pressured formations; and
         o environmental hazards such as oil spills, natural gas leaks, pipeline ruptures and discharges of toxic gases.

         If any of these events occur, we could incur substantial losses as a result of:

         o        injury or loss of life;
         o severe damage to and destruction of property, natural resources and equipment;
         o        pollution and other environmental damage;
         o        clean-up responsibilities;
         o        regulatory investigation and penalties;
         o        suspension of our operations; and
         o        repairs to resume operations.

         If we experience any of these problems, our ability to conduct operations could be adversely affected.

         Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, development and acquisitions, or result in loss of properties.



         We maintain insurance against some, but not all, of these potential risks and losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.

WE HAVE RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS.

         While we intend to continue to focus on the Gulf of Mexico and the onshore Gulf Coast, we also intend to evaluate and pursue opportunities in select international areas in which we can utilize our core competencies. We believe these areas include offshore China, Australia, West Africa and South America. Ownership of property interests and production operations in areas outside the United States are subject to the various risks inherent in foreign operations. These risks may include:


         o        currency restrictions and exchange rate fluctuations;
         o loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;
         o        increases in taxes and governmental royalties;
         o renegotiation of contracts with governmental entities and quasi-governmental agencies;
         o change in laws and policies governing operations of foreign-based companies; and
         o other uncertainties arising out of foreign government sovereignty over our international operations.

         Our international operations may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, in the event of a dispute arising from foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

         In 1997, we made our initial international investment by acquiring a 35% interest in a 415,000 acre production sharing license in the Bohai Bay, offshore China. The property does not have any current production. Our work program for the Bohai Bay includes seismic evaluation in 1999 and the drilling of one exploratory well in 2000. If our exploratory drilling in the Bohai Bay is successful, we may make significant future investments in the area.


     In June 1999, we entered into an agreement to purchase Gulf Australia Resources Limited, an Australian corporation. The completion of the acquisition is subject to conditions and we cannot assure you that it will be completed. Gulf Australia owns a 50% working interest in, and operates through local employees, the Jabiru and Challis fields, which have current gross daily production of approximately 13,000 barrels of oil. Gulf Australia also owns interests in 10 exploration licenses, primarily located in the Timor Sea, offshore northern Australia. The Timor Sea exploration and production licenses cover approximately 2.7 million acres (1.2 million net acres). The acquisition of Gulf Australia will require us to participate in seven exploratory wells on the acreage by the end of 2001. If our exploratory drilling on this acreage is successful, we may make significant future investments. In addition, the acquisition may provide us with opportunities to make other significant investments in Australia.


WE ARE DEPENDENT UPON OUR KEY PERSONNEL.

         Our operations are dependent upon a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on us.


THE RECENT DEPRESSED FINANCIAL CONDITIONS IN THE OIL AND GAS INDUSTRY MAY CHANGE OUR EXPLORATION AND DEVELOPMENT PLANS.

         The recent low prices for oil and gas have limited the access of many independent oil and gas companies to the capital necessary to finance activities. Most oil and gas companies have substantially reduced their capital budgets for 1999 and 2000. As a result, some of the other working interest owners of our wells may be unwilling or unable to pay their share of the costs of projects as they become due. These problems could cause us to change, suspend or terminate our exploration and development plans with respect to the affected project.

WE ARE SUBJECT TO COMPLEX LAWS THAT CAN AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS.

         Exploration, development, production and sale of oil and gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

         o        discharge permits for drilling operations;
         o        drilling bonds;
         o        reports concerning operations;
         o        the spacing of wells;
         o        unitization and pooling of properties; and
         o        taxation.

         Under these laws, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

OUR CERTIFICATE OF INCORPORATION, STOCKHOLDERS RIGHTS AGREEMENT AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY.

         Our stockholders rights agreement, together with certain provisions of our certificate of incorporation and bylaws, may make it more difficult to effect a change in control of our company, to acquire us or to replace incumbent management. These provisions could potentially deprive our stockholders of opportunities to sell shares of our stock at above-market prices.

WE DO NOT INTEND TO PAY, AND HAVE RESTRICTIONS UPON OUR ABILITY TO PAY, DIVIDENDS ON OUR COMMON STOCK.

         We have not paid cash dividends in the past and do not intend to pay dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business. Our ability to make dividend payments in the future will be dependent on our future performance and liquidity. In addition, our credit facility contains restrictions on our ability to pay cash dividends on our capital stock, including the common stock.

YEAR 2000 ISSUES.

         Year 2000 issues result from the inability of computer programs or computerized equipment to accurately calculate, store or use a date subsequent to December 31, 1999. The erroneous date can be interpreted in a number of different ways; typically, the year 2000 is interpreted as the year 1900. This could result in a system failure or miscalculations causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in similar normal business. Please see our most recently filed annual report on Form 10-K or quarterly report on Form 10-Q for a discussion of our preparedness with respect to Year 2000 issues.

                                USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the common stock offered by this prospectus for general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to our certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of May 31, 1999, we had 41,128,034 shares of common stock outstanding, and no shares of preferred stock outstanding.

COMMON STOCK

     Our common stockholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common stockholders. Our common stockholders do not have cumulative voting rights.

     Our common stockholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is subject, however, to the prior rights of any outstanding preferred stock. Our common stockholders do not have any preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

     Our certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

     o   voting powers;

     o   designations;

     o   preferences;

     o   dividend rights;

     o   dividend rates;

     o   terms of redemption;

     o   redemption prices;

     o   conversion rights; and

     o any other terms permitted to be established by our certificate of incorporation and by applicable law.

ANTI-TAKEOVER PROVISIONS

     Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     Stockholder Action by Written Consent. Under the Delaware General Corporation Law, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation and bylaws provide that stockholder action may be taken in writing by the consent of holders of not less than 66 2/3% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 2/3% or more of the outstanding shares entitled to vote.

     Supermajority Vote Required for Certain Transactions. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock is required to approve any merger or consolidation of our company or any sale or transfer of all or substantially all of our assets.

     Blank Check Preferred Stock. Our certificate of incorporation authorizes blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

     Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder (i.e., a person who owns 15% or more of our outstanding voting stock) from engaging in certain business combinations with our company for three years following the date that the person become an interested stockholder. These restrictions do not apply if:

     o before the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

     o upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced; or

     o following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     These restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement of certain extraordinary transactions involving our company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or goes unopposed by a majority of our directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.


     Stockholders Rights Agreement. Our board of directors has adopted a stockholders rights agreement. Under the rights agreement, each right entitles the registered holder under the circumstances described below to purchase from our company one one-thousandth of a share of our Junior Participating Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $85 per one one-thousandth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.


     Until the distribution date, the rights attach to all common stock certificates representing outstanding shares. No separate right certificate will be distributed. A right is issued for each share of common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of

o 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting stock; or

o 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding voting stock.

     Until the distribution date or the earlier of redemption or expiration of the rights, the rights will be evidenced by the certificates representing the common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on February 22, 2009, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

     If a person or group acquires 20% or more of our voting stock, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-thousandths of a preferred share, that at the time of such acquisition has a market value of two times the purchase price of the right.

     If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the purchase price of the right.

     The dividend and liquidation rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-thousandth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of
(a) $1.00 in cash, or (b) 1,000 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $1,000 per share, or (b) 1,000 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole preferred share will be entitled to 1,000 times the amount received per share of common stock. Each whole preferred share will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders, and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     The purchase price and the number of one one-thousandths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

     At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting stock and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting stock, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at an exchange ratio of one share of common stock, or one one-thousandth of a preferred share, for each two shares of common stock for which each right is then exercisable, subject to adjustment.

     At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of our officers and directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

o for any breach of the officer's or director's duty of loyalty to our company or our stockholder;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law; or

o for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted our company and our stockholders. Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue, nor to recover monetary damages, under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar for the common stock is ChaseMellon Shareholder Services L.L.C.

                              PLAN OF DISTRIBUTION

     We intend to enter into a sales agency agreement with PaineWebber Incorporated under which we may issue and sell up to 2,500,000 shares of common stock from time to time through PaineWebber, as our exclusive sales agent. No more than 1,500,000 shares of common stock will be issued and sold under the sales agency agreement in any consecutive 12- month period. The form of the sales agency agreement is an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. The sales, if any, of common stock made under the sales agency agreement will be made only by means of ordinary brokers' transactions on the New York Stock Exchange.

     PaineWebber will sell the shares of common stock subject to the sales agency agreement on a daily basis or as otherwise agreed upon by our company and PaineWebber. We will designate the maximum amount of shares of common stock to be sold by PaineWebber daily as reasonably agreed to by PaineWebber. Subject to the terms and conditions of the sales agency agreement, PaineWebber will use its reasonable efforts to sell all of the designated shares of common stock. We may instruct PaineWebber not to sell shares of common stock if the sales cannot be effected at or above the price designated by our company in any such instruction. PaineWebber will not be obligated to use reasonable efforts to sell shares at any price below the designated price. Our company or PaineWebber may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

     PaineWebber will provide written confirmation to our company following the close of trading on the New York Stock Exchange each day in which shares of common stock are sold under the sales agency agreement. Each confirmation will include the number of shares sold on that day, the net proceeds to our company and the compensation payable by our company to PaineWebber in connection with the sales.

     The compensation to PaineWebber for sales of common stock will equal a fixed commission rate of the gross sales price of any shares sold, as follows:
3.0% for the first 1,000,000 shares of common stock sold under the sales agency agreement and 2.5% for the next 1,500,000 shares sold under the agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

     Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

     On or prior to the second business day after the end of each calendar week during which sales of common stock were made by PaineWebber, we will file a prospectus supplement with the SEC under the applicable paragraph of Rule 424(b) of the Securities Act. We will also deliver to the New York Stock Exchange the number of copies of the prospectus supplements that are required by the exchange. The prospectus supplement will include the dates covered, the number of shares of common stock sold through PaineWebber, the net proceeds to our company and the compensation payable by our company to PaineWebber in connection with the sales of common stock. Unless otherwise indicated in a prospectus supplement, PaineWebber will act as sales agent on a reasonable efforts basis.

     In connection with the sale of the common stock on our behalf, PaineWebber may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of PaineWebber may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to PaineWebber against certain civil liabilities, including liabilities under the Securities Act. PaineWebber may engage in transactions with, or perform services for, our company in the ordinary course of business.

     If either our company or PaineWebber has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common stock under the sales agency agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of our company and PaineWebber.


     The offering of common stock pursuant to the sales agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the agreement and (2) termination of the sales agency agreement. The sales agency agreement may be terminated by our company in our sole discretion at any time on or after the first anniversary of the date of the sales agency agreement and may be terminated by PaineWebber in its sole discretion at any time.

                                 LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered common stock. Certain legal matters in connection with the offered common stock will be passed upon for PaineWebber by its counsel, Brown & Wood LLP.

                                    EXPERTS

     The audited financial statements included in our annual report on Form 10-K for the year ended December 31, 1998 are incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     Certain information included or incorporated by reference in this prospectus relating to our proved oil and gas reserves and future net cash flows therefrom is derived from estimates prepared by Ryder Scott Company, Petroleum Engineers, and is incorporated by reference herein in reliance upon such firm as experts with respect to such matters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses payable by Newfield Exploration Company (the "Company") in connection with the issuance and distribution of the securities covered by this Registration Statement.


Registration fee............................................................ $        76,450
Fees and expenses of accountants............................................          35,000
Fees and expenses of legal counsel .........................................         150,000
Fees and expenses of Trustee and counsel....................................           7,500
Printing and engraving expenses.............................................          85,000
Miscellaneous...............................................................           1,050
                                                                             ---------------
              Total......................................................... $       355,000
                                                                             ===============

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article Seventh of the Company's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), together with Article VI of its Restated Bylaws (the "Bylaws") provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the Company or is a person who is or was serving or has agreed to serve at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI of the Bylaws expressly provides that it is not the exclusive method of indemnification.

         Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

         Howard H. Newman, a director of the Company and a Managing Director of E.M. Warburg, Pincus & Co., LLC ("Warburg"), is indemnified by an affiliate of Warburg against certain liabilities that he may incur as a result of his serving as a director of the Company. Thomas G. Ricks, a director of the Company and President and Chief Executive Officer of The University of Texas Investment Management Company ("UTIMCO"), is indemnified by UTIMCO against certain liabilities that he may incur as a result of his serving as a director of the Company.

         The Underwriting Agreements and the Sales Agency Agreement that the Company may enter into with respect to the offer and sale of securities covered by this Registration Statement will contain certain provisions for the indemnification of directors and officers of the Company and the Underwriters or Sales Agent, as applicable, against civil liabilities under the Securities Act.

ITEM 16.      EXHIBITS.

         The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:


       EXHIBIT
          NO.                       EXHIBIT

         *1.1 --  Form of Underwriting Agreement (Debt Securities).
         *1.2 --  Form of Underwriting Agreement (Preferred Stock).
         *1.3 --  Form of Underwriting Agreement (Common Stock).
         *1.4 --  Form of Underwriting Agreement (Securities Warrants).
         +1.5 -- Form of Sales Agency Agreement between the Company and PaineWebber Incorporated.
          4.1 -- Second Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-69540)).
        4.1.1 -- Certificate of Amendment to Second Restated Certificate of Incorporation of the Company dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-32582)).

        4.1.2 -- Certificate of Designation of Series A Junior Participating Preferred Stock setting forth the terms of the Junior Participating Preferred Stock (incorporated by reference to
                  Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

          4.2 --  Restated Bylaws of the Company (incorporated by reference to
                  Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

          4.3 -- Indenture dated as of October 15, 1997 among the Company, as issuer, and First Union National Bank, as trustee (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-39563)).

         +4.4 --  Form of Senior Debt Indenture.
         +4.5 --  Form of Subordinated Debt Indenture.
         *4.6 --  Form of Debt Securities.
         *4.7 --  Form of Securities Warrants.
         *4.8 --  Form of Depositary Agreement.
         *4.9 --  Form of Depositary Receipt.

         4.10 -- Rights Agreement, dated as of February 12, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 17, 1999).
        *+5.1 --  Opinion of Vinson & Elkins L.L.P.
         *8.1 -- Opinion of Vinson & Elkins L.L.P. relating to certain tax matters.
       **12.1 --  Calculation of Ratio of Earnings to Fixed Charges.
       **23.1 --  Consent of PricewaterhouseCoopers LLP.
       **23.2 --  Consent of Ryder Scott Company.
         23.3 -- Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

       **24.1 --  Powers of Attorney.

        *25.1 -- Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.
        *25.2 -- Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.

---------------------------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, Depositary Receipts or Depositary Agreement and any Preferred Stock certificate or certificate of designations, (ii) any form of underwriting agreement to be used in connection with an offering of securities, (iii) any opinions of Vinson & Elkins L.L.P. not previously filed and (iv) any statement of eligibility of a trustee in connection with an offering of Debt Securities.

**   Previously filed.
+    Filed herewith.


ITEM 17.      UNDERTAKINGS.

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 9, 1999.


                                       NEWFIELD EXPLORATION COMPANY



                                       By: /s/ Terry W. Rathert
                                           -------------------------------------
                                               Terry W. Rathert
                                               Vice President - Planning
                                               and Administration






         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 9th day of July, 1999.



                        SIGNATURE                                          TITLE
                        ---------                                          -----

                             *                             Chairman of the Board and Chief Executive
     ------------------------------------------------      Officer (Principal Executive Officer)
                      Joe B. Foster

                             *                             Vice President -- Operations and Director
     ------------------------------------------------
                    Robert W. Waldrup

                  /s/ Terry W. Rathert                     Vice President -- Planning and Administration
     ------------------------------------------------      and Secretary (Principal Financial Officer)
                     Terry W. Rathert

                             *                             Controller and Assistant Secretary (Principal
     ------------------------------------------------      Accounting Officer)
                      Ronald P. Lege

                             *                             Director
     ------------------------------------------------
                  Phillip J. Burguieres

                             *                             Director
     ------------------------------------------------
                  Charles W. Duncan, Jr.

                             *                             Director
     ------------------------------------------------
                    Dennis R. Hendrix

                             *                             Director
     ------------------------------------------------
                     Terry Huffington

                             *                             Director
     ------------------------------------------------
                     Howard H. Newman

                             *                             Director
     ------------------------------------------------
                     Thomas G. Ricks

                             *                             Director
     ------------------------------------------------
                     John C. Sawhill

                             *                             Director
     ------------------------------------------------
                       C.E. Shultz

*  By: /s/ Terry W. Rathert
      -----------------------------------------------
          Terry W. Rathert,
          as attorney-in-fact

                               INDEX TO EXHIBITS


       EXHIBIT
          NO.                       EXHIBIT
       -------                      -------

         *1.1 --  Form of Underwriting Agreement (Debt Securities).
         *1.2 --  Form of Underwriting Agreement (Preferred Stock).
         *1.3 --  Form of Underwriting Agreement (Common Stock).
         *1.4 --  Form of Underwriting Agreement (Securities Warrants).
         +1.5 --  Form of Sales Agency Agreement between the Company and
                  PaineWebber Incorporated.
          4.1 --  Second Restated Certificate of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.1 to the Company's
                  Registration Statement on Form S-1 (Registration No. 33-
                  69540)).
        4.1.1 --  Certificate of Amendment to Second Restated Certificate of
                  Incorporation of the Company dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to the Company's Registration
                  Statement on Form S-3 (Registration No. 333-32582)).
        4.1.2 --  Certificate of Designation of Series A Junior Participating
                  Preferred Stock setting forth the terms of the Junior
                  Participating Preferred Stock (incorporated by reference to
                  Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).
          4.2 --  Restated Bylaws of the Company (incorporated by reference to
                  Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).
          4.3 -- Indenture dated as of October 15, 1997 among the Company, as issuer, and First Union National Bank, as trustee
                  (incorporated by reference to Exhibit 4.3 to the Company's
                  Registration Statement on Form S-4 (Registration No.
                  333-39563)).
         +4.4 --  Form of Senior Debt Indenture.
         +4.5 --  Form of Subordinated Debt Indenture.
         *4.6 --  Form of Debt Securities.
         *4.7 --  Form of Securities Warrants.
         *4.8 --  Form of Depositary Agreement.
         *4.9 --  Form of Depositary Receipt.
         4.10 --  Rights Agreement, dated as of February 12, 1999, between the
                  Company and ChaseMellon Shareholder Services, L.L.C., as rights agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated February
                  17, 1999).
        *+5.1 --  Opinion of Vinson & Elkins L.L.P.
         *8.1 -- Opinion of Vinson & Elkins L.L.P. relating to certain tax matters.
       **12.1 --  Calculation of Ratio of Earnings to Fixed Charges.
       **23.1 --  Consent of PricewaterhouseCoopers LLP.
       **23.2 --  Consent of Ryder Scott Company.
         23.3 -- Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
       **24.1 --  Powers of Attorney
        *25.1 --  Form T-1 Statement of Eligibility of Trustee under the Senior
                  Indenture.
        *25.2 --  Form T-1 Statement of Eligibility of Trustee under the
                  Subordinated Indenture.

---------------------------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, Depositary Receipts or Depositary Agreement and any Preferred Stock certificate or certificate of designations, (ii) any form of underwriting agreement to be used in connection with an offering of securities, (iii) any opinions of Vinson & Elkins L.L.P. not previously filed and (iv) any statement of eligibility of a trustee in connection with an offering of Debt Securities.
**   Previously filed.
+    Filed herewith.